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Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

(Pursuant to 18 U.S.C. 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        The undersigned, James J. Peterson, Chief Executive Officer, and David R. Sonksen, Chief Financial Officer, of Microsemi Corporation, a Delaware corporation (the "Company"), each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that—

  (1)
  the accompanying periodic report containing financial statements filed by the Company with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a)); and

  (2)
  information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

        IN WITNESS WHEREOF, the undersigned have executed this certificate which accompanies the Company's Annual Report on Form 10-K for the annual period ended September 30, 2007.

Dated: November 21, 2007	/s/ JAMES J. PETERSON James J. Peterson, Chief Executive Officer and President
Dated: November 21, 2007	/s/ DAVID R. SONKSEN David R. Sonksen, Executive Vice President, Chief Financial Officer and Secretary

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CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER (Pursuant to 18 U.S.C. 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002